EXHIBIT 23.1

Auditors’ Consent

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-81614, 333-105820, 333-105821, 333-118958), the Registration Statements on Form S-3, as amended (File Nos. 333-33237, 333-89767, 333-82106, 333-102225, 333-118956, 333-148296 and 333-155767) and the Registration Statement on Form S-4, as amended (File No. 333-118957) of Golden Star Resources Ltd. of our report dated February 25, 2009 relating to the consolidated financial statements and internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS

Vancouver, BC, Canada

February 25, 2009